Exhibit 99.1
news release

NYSE: TC
TSX: TCM
December 8, 2014

Thompson Creek Metals Company Announces
Change in Senior Management

Denver, Colorado - Thompson Creek Metals Company Inc. (“Thompson Creek” or the “Company”) announced today that Scott Shellhaas, the Company’s President and Chief Operating Officer, is leaving the Company effective December 12, 2014. Thompson Creek’s board of directors has appointed Jacques Perron as President effective today in addition to his continued role as Chief Executive Officer and Director.

As the Company prepares to place the Thompson Creek molybdenum mine into care and maintenance at year-end, it has streamlined the management of its operations and eliminated the position of Chief Operating Officer. Mr. Perron and other members of the senior management team will continue to manage key relationships with government officials, communities and First Nations, as well as other stakeholders. The board of directors does not anticipate additional executive personnel changes at this time.

“Scott has been instrumental in the construction and development of the Mt. Milligan copper and gold mine, and his leadership has played a critical role through the ramp-up stage to date,” said Mr. Perron. “We thank Scott for his many contributions and wish him the very best.”

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a diversified North American mining company. The Company’s principal operating properties are its 100%-owned Mt. Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia, its 100%-owned TC Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; future operating plans and goals; and future personnel or leadership changes.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations and Corporate Responsibility Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

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